EXHIBIT 5

                [LETTERHEAD OF HASKELL SLAUGHTER & YOUNG, L.L.C.]


                                December 15, 1997


HEALTHSOUTH Corporation
One HealthSouth Parkway
Birmingham, Alabama 35243

     Re: REGISTRATION STATEMENT ON FORM S-8 REGARDING AMENDED AND RESTATED 1993 CONSULTANTS STOCK OPTION PLAN


Gentlemen:

          We have served as counsel for HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1993, as amended, of an aggregate of 2,300,000 shares (the "Shares") of the Company's authorized Common Stock, par value $.01 per share, to be issued to participants of the above-referenced plan (the "Plan"), pursuant to the Company's Registration Statement on Form S-8 relating thereto (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

          In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and


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HEALTHSOUTH Corporation
December 15, 1997
Page 2


other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and appropriate.

          Based  upon  the   foregoing,   and  having   regard  for  such  legal
considerations we have deemed relevant, it is our opinion that:

           1.     The Shares have been duly authorized.

           2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plans, the Shares will be legally issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement

                                          Very truly yours,

                                          HASKELL SLAUGHTER & YOUNG, L.L.C.

                                          By: /s/ Donald T. Locke
                                              -------------------------
                                                  Donald T. Locke